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                                                                     EXHIBIT 5.1

                                                               November 15, 2002


Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, CA 93111

                       Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as counsel to Superconductor Technologies Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on or about October 31, 2002, for the purpose of registering under the Securities Act of 1933, as amended, up to 13,574,101 shares of the Company's $0.001 par value Common Stock (the "Shares"), issuable pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 10, 2002, by and among the Company, STI Acquisition Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Conductus, Inc., a Delaware corporation. Capitalized terms used herein without definition shall have the meaning given to them in the Merger Agreement.

      In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

      In rendering our opinion, we have examined the following records, documents, instruments and certificates:

(a) The Restated Articles of Incorporation of the Company and the Certificate of Determination, Preferences and Rights of Series E Preferred Stock certified by the Secretary of State of the State of Delaware as of November 14, 2002, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(b) The Bylaws of the Company certified to us by officers of the Company as being complete and in full force and effect as of the date of this opinion;

(c) A Certificate of the President and Secretary of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the Shares and the Registration Statement, and (ii) certifying as to certain factual matters;

(d) A Certificate of Status relating to the Company issued by the Secretary of State of the State of Delaware as of November 14, 2002;

(e) The Registration Statement; and

(f) The Merger Agreement.

      This opinion is limited to the federal securities laws of the United States of America and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

      Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that upon completion of the proceedings being taken or which we, as your counsel, contemplate will be taken prior to the issuance of the Shares, the Shares, when issued by
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the Company in the manner provided in the Merger Agreement and the Registration
Statement, will be duly authorized, validly issued, fully paid and nonassessable.

      This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters."

                                            Very truly yours,

                                            /s/ GUTH | CHRISTOPHER LLP

                                            Guth | Christopher LLP


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